EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
7/16/2013	Purchase	$5.2091	1	37700
7/17/2013	Purchase	$5.2289	2	23500
7/29/2013	Purchase	$5.4759	3	30668
7/30/2013	Purchase	$5.4962	4	23600
7/31/2013	Purchase	$5.4517	5	59497
8/1/2013	Purchase	$5.4680	6	43112
8/2/2013	Purchase	$5.4991	7	62800
8/5/2013	Purchase	$5.3999	8	31900
8/6/2013	Purchase	$5.3730	9	16105
8/7/2013	Purchase	$5.3925	10	19100
8/8/2013	Purchase	$5.3525	11	53200
8/9/2013	Purchase	$5.3552	12	30879
8/12/2013	Purchase	$5.3642	13	18745
8/13/2013	Purchase	$5.3524	14	40838
8/14/2013	Purchase	$5.4141	15	20495
8/15/2013	Purchase	$5.3704	16	35364
8/16/2013	Purchase	$5.3795	17	29567
8/19/2013	Purchase	$5.3229	18	30000
8/20/2013	Purchase	$5.4074	19	7718
8/21/2013	Purchase	$5.3910	20	7100
8/22/2013	Purchase	$5.4275	21	13500
8/23/2013	Purchase	$5.4782	22	60000
8/26/2013	Purchase	$5.4884	23	29300
8/27/2013	Purchase	$5.4082	24	34498
8/28/2013	Purchase	$5.4542	25	50077
8/29/2013	Purchase	$5.4761	26	21265
8/30/2013	Purchase	$5.4479	27	57926
9/3/2013	Purchase	$5.4496	28	35000
9/4/2013	Purchase	$5.4879	29	34920
9/5/2013	Purchase	$5.4899	30	14374
9/6/2013	Purchase	$5.4885	31	46561
9/9/2013	Purchase	$5.5000		20100

1   This transaction was executed in multiple trades at prices ranging from $5.19-5.24.
2   This transaction was executed in multiple trades at prices ranging from $5.22-5.24.
3   This transaction was executed in multiple trades at prices ranging from $5.39-5.50.
4   This transaction was executed in multiple trades at prices ranging from $5.42-5.50.
5   This transaction was executed in multiple trades at prices ranging from $5.43-5.50.
6   This transaction was executed in multiple trades at prices ranging from $5.44-5.50.
7   This transaction was executed in multiple trades at prices ranging from $5.48-5.50.
8   This transaction was executed in multiple trades at prices ranging from $5.38-5.41.
9   This transaction was executed in multiple trades at prices ranging from $5.36-5.38.
10 This transaction was executed in multiple trades at prices ranging from $5.34-5.42.
11 This transaction was executed in multiple trades at prices ranging from $5.34-5.40.
12 This transaction was executed in multiple trades at prices ranging from $5.335-5.37.
13 This transaction was executed in multiple trades at prices ranging from $5.35-5.37.
14 This transaction was executed in multiple trades at prices ranging from $5.31-5.39.
15 This transaction was executed in multiple trades at prices ranging from $5.27-5.45.
16 This transaction was executed in multiple trades at prices ranging from $5.33-5.40.
17 This transaction was executed in multiple trades at prices ranging from $5.36-5.39.
18 This transaction was executed in multiple trades at prices ranging from $5.30-5.35.
19 This transaction was executed in multiple trades at prices ranging from $5.29-5.44.
20 This transaction was executed in multiple trades at prices ranging from $5.36-5.40.
21 This transaction was executed in multiple trades at prices ranging from $5.40-5.45.
22 This transaction was executed in multiple trades at prices ranging from $5.43-5.49.
23 This transaction was executed in multiple trades at prices ranging from $5.47-5.50.
24 This transaction was executed in multiple trades at prices ranging from $5.40-5.42.
25 This transaction was executed in multiple trades at prices ranging from $5.42-5.485.
26 This transaction was executed in multiple trades at prices ranging from $5.46-5.50.
27 This transaction was executed in multiple trades at prices ranging from $5.42-5.46.
28 This transaction was executed in multiple trades at prices ranging from $5.42-5.51.
29 This transaction was executed in multiple trades at prices ranging from $5.47-5.50.
30 This transaction was executed in multiple trades at prices ranging from $5.47-5.50.
31 This transaction was executed in multiple trades at prices ranging from $5.45-5.50.